UNITED STATES

SECURITIES ANDEXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 1, 2009

EDD HELMS GROUP, INC (Formerly Hotelecopy, Inc.)
(Exact name of registrant as specified in its charter)

Florida	0-17978	59-2605868
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17850 N.E. 5th AVENUE, MIAMI, FLORIDA	33162
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	305/653-2520

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13E-4(c))

ITEM 3.03 Material Modification to Rights of Security Holders

The Shareholders of Edd Helms Group, Inc. (the “Company”) (OTC symbol: eddh.pk) on May 28, 2009 approved a transaction involving an amendment to the Company’s Articles of Incorporation to effectuate a 1-for-2,000 reverse stock split. Fractional shares will be redeemed for cash consideration of $0.40 per pre-split share. As of the Record Date of April 23, 2009 for the Shareholder Meeting, there were 1,294 shareholders of record. Following the reverse stock split, there will be 46 shareholders of record.

This reverse stock split became effective on May 29, 2009, following the filing of the Articles of Amendment with the Secretary of State of the State of Florida. The Company filed a Form 15 on June 1, 2009 terminating its obligations to comply with the Securities and Exchange Commission rules for a reporting company.

The Company’s shares may or may not continue to be traded through the Pink Sheets. However, the Company will continue to provide financial statements to its Shareholders.

The reverse stock split was approved at a meeting of the Shareholders on May 28, 2009 by a vote of 10,036,793 in favor. There were no votes against the transaction and there were no abstentions. The total number of shares issued and outstanding at the time of the vote was 11,210,304.

Exhibit: Articles of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDD HELMS GROUP, INC.
(Formerly Hotelecopy, Inc.)
Date: 6/2/2009	By: /s/ W. Edd Helms, Jr.
Name: W. Edd Helms, Jr.
Title:	Chief Executive Officer

*Print name and title of the signing officer under his signature.